                                                                   EXHIBIT 10.16


                            ASSET PURCHASE AGREEMENT



                                     among:



                    EMERGENT INFORMATION TECHNOLOGIES, INC.,
                            a California corporation



                                       and



                             LYNCH & COMPANY, INC.,
                             a Delaware corporation



                          DATED AS OF JANUARY 11, 2001

                            ASSET PURCHASE AGREEMENT



        THIS ASSET PURCHASE AGREEMENT is entered into as of January 11, 2001, by and between EMERGENT INFORMATION TECHNOLOGIES, INC., a California corporation (the "SELLER") and LYNCH & COMPANY, INC., a Delaware corporation (the "PURCHASER"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

        A. The Purchaser and the Seller are parties to that certain Software License Agreement, dated as of March 30, 2000 (the "LICENSE AGREEMENT") relating to the license of the Seller's BillTamer and NetTamer software (the "SOFTWARE") to Purchaser, which the parties desire to supercede in its entirety with the terms provided herein.

        B. The Purchaser and the Seller now wish to provide for the sale of the Software and related assets of the Seller to the Purchaser on the terms set forth in this Agreement.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

1. SALE OF ASSETS; RELATED TRANSACTIONS.

        1.1 (a) SALE OF ASSETS. The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined in Section 1.6 below), good and valid title to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "ASSETS" shall mean and include the properties, rights, interests, intellectual property and other tangible and intangible assets of the Seller relating to the ownership, license or operation of the Software identified on Part 1.1 of the disclosure schedule as attached to this Agreement (the "DISCLOSURE SCHEDULE"), including the following related assets:

                        (1) all accounts receivable, notes receivable and other receivables of the Seller relating to the NetTamer/BillTamer Software License Agreement dated March 31, 2000 by and between the Seller and ALLTEL Corporation, as such contract is anticipated to be amended as provided in Sections 4.8 and
5.5 (the "ALLTEL AGREEMENT");

                        (2) all inventories and work-in-progress of the Seller in connection with the Software, and all rights to collect pursuant to the ALLTEL Agreement (and to retain) all fees and other amounts payable, or that may become payable, to the Seller pursuant to the ALLTEL Agreement;

                        (3) all advertising, promotional materials, documentation, current and prospective client lists and information and other written materials possessed by the Seller relating to the Software;

                        (4) all Proprietary Assets and goodwill of the Seller relating to the Software (including the right to use the names "BILLTAMER" "NETTAMER" and variations thereof);

                        (5) all rights of the Seller under the ALLTEL Agreement;

                        (6) all claims (including claims for past infringement of Proprietary Assets) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable), in each case owned by Seller and relating to the Software; and

                        (7) all books, records, files and data of the Seller relating directly and exclusively to the Software, and copies of any other books, records, files and data of Seller relating to the Software, redacted to delete references to elements of the Seller's business not directly and exclusively relating to the Software.

                (b) EXCLUDED ASSETS. The Assets to be transferred to the Purchaser by the Seller shall include only those set forth on Part 1.1 of the Disclosure Schedule or contemplated by Section 1.1(a) above and no other assets of the Seller shall be transferred to the Purchaser. Notwithstanding anything in this Agreement to the contrary and without limiting the generality of the preceding sentence, it is specifically understood and agreed that the following assets shall not be included in part of the Assets:

                        (i) cash, cash equivalents or marketable securities; and

                        (ii) accounts receivables, unbilled revenues and unbilled amounts incurred but not invoiced relating to the Software other than those revenues and unbilled amounts relating to the ALLTEL Agreement.

        1.2 PURCHASE PRICE.

                (a) As consideration for the sale of the Assets to the Purchaser, at the Closing, the Purchaser shall:

                (i) pay to the Seller, in immediately available funds, a total of $200,000 by wire transfer to Seller's account;

                (ii) deliver to the Seller a secured promissory note in the original principal amount of $565,000, bearing interest at a rate of 9.9% per annum, in substantially the form of Exhibit B (the "NOTE"), providing that upon a default of the Note, the Purchaser and the Seller will execute a new software license agreement substantially in accordance with the terms set forth on Exhibit C, and secured by the Assets as provided in the Security Agreement in substantially the form of Exhibit D (the "SECURITY AGREEMENT"); and

                (iii) assume the Assumed Liabilities (as defined below) by delivering to the Seller an Assumption Agreement in substantially the form of Exhibit E (the "ASSUMPTION AGREEMENT").

                (b) For purposes of this Agreement, "ASSUMED LIABILITIES" shall mean only the obligations of the Seller under the ALLTEL Agreement, but shall not include any liability for an Breach thereof by Seller, and the "ASSUMED LIABILITIES" shall not include:

                        (1) any Liability of any other Person, except for the Seller;

                        (2) any Liability of the Seller arising out of or relating to the execution, delivery or performance of any of the Transactional Agreements;

                        (3) any Liability of the Seller for any fees, costs or expenses of the type referred to in Section 9.2 of Agreement;

                        (4) any Liability of the Seller arising from or relating to any action taken by the Seller, or any failure on the part of the Seller to take any action, at any time after the Closing Date;

                        (5) any Liability of the Seller arising from or relating to (x) any services performed by the Seller for any customer other than ALLTEL, or (y) any claim or Proceeding against the Seller;

                        (6) any Liability of the Seller for the payment of any Tax;

                        (7) any Liability of the Seller to any employee or former employee of the Seller under or with respect to any Employee Benefit Plan, profit sharing plan or dental plan or for severance pay;

                        (8) any Liability under any Contract other than the ALLTEL Agreement;

                        (9) any Liability that is inconsistent with or constitutes an inaccuracy in, or that arises or exists by virtue of any Breach of, (x) any representation or warranty made by the Seller in any of the Transactional Agreements, or (y) any covenant or obligation of the Seller contained in any of the Transactional Agreements; or

                        (10) any other Liability that is not referred to specifically in this Section 1.2(b).

        1.3 ONGOING ROYALTY PAYMENTS.

                (a) For four years following the Closing the Purchaser will pay to the Seller a royalty on sales and applications of the Software in accordance with the following schedule: (i) for direct application of the Software in Client Services (as such term is defined in Exhibit A attached hereto) for the clients identified on Schedule 1, a royalty equal to 7.5% of Net Receipts for the first, second and third years following Closing and 5% of Net Receipts for the fourth year following Closing; and (ii) for direct sales of the Software by the Purchaser and application of the Software in Client Services for clients not identified on Schedule 1, 15% of Net Receipts in the first and second years following Closing, 10% of Net Receipts in the third year following the Closing and 5% of Net Receipts for the fourth year following the Closing. After the fourth year following the Closing, the Purchaser will not accrue any additional royalty or payment obligations to the Seller in connection with the Software. Royalty payments pursuant to this Section 1.3 shall be payable within forty-five (45) days after the end of the calendar quarter during which such payment obligations accrue. Notwithstanding the foregoing, the Purchaser shall not be obligated to make royalty payments in any amount in connection with sales and applications of the Software to or for the benefit of ALLTEL Corporation or Level 3, Inc.

                (b) The Purchaser shall maintain complete and accurate records in connection with sales and applications of the Software for the five year period following the Closing. The Seller shall have the right, at its own expense, upon reasonable prior notice, to inspect and audit the records of the Purchaser relating to sales and license of the Software and Client Services, provided that the Seller shall not conduct such audit and inspection more than twice during any calendar year. If such inspection and audit reveals that the Purchaser has underpaid the Seller with respect to any amounts due and payable during the period to which such inspection and audit relate exceeding 5% of the total amounts due and payable by the Purchaser during such period, the Purchaser shall pay the Seller all amounts which were underpaid, plus interest on such amounts at a rate of 9.9% per annum and reimburse the Seller for the cost of such inspection and audit. If the parties dispute such amounts, the chief financial officer of Seller and the chief financial officer of Purchaser or their respective designees shall meet and attempt to reconcile such differences and make a final determination within thirty (30) days from the initial delivery of the statement. If the officers do not reach agreement within such time, each party may appoint an independent accountant at its own expense and such appointed accountants shall review the records and make a joint determination as to the amounts owed.

        1.4 SALES TAXES. The Seller shall bear and pay, and shall reimburse the Purchaser for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser pursuant hereto.

        1.5 ALLOCATION. At or prior to the Closing, the Purchaser shall deliver to the Seller a statement setting forth the Purchaser's good faith determination of the manner in which the consideration referred to in Section 1.2 is to be allocated among the Assets. Notwithstanding the prior sentence, in no event shall the allocated value attributed to the ALLTEL Agreement (as defined above) be less than $700,000. The allocation prescribed by such statement shall be subject to the approval by the Seller, such approval not to be unreasonably withheld, and neither the Purchaser nor the Seller shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

        1.6 CLOSING.

                (a) The closing of the sale of the Assets to the Purchaser (the "CLOSING") shall take place at the offices of Cooley Godward LLP in Reston, Virginia, at 10:00 a.m. Eastern Standard Time on January 16, 2001, or such other date which may be mutually agreed upon by the parties (the "CLOSING DATE").

                (b) At the Closing:

                        (i) the Seller shall execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances;

                        (ii) the Purchaser shall pay to the Seller $200,000 in immediately available funds as contemplated by Section 1.2(a)(i);

                        (iii) the Purchaser shall deliver to the Seller the Note;

                        (iv) the Purchaser shall deliver to the Seller the Security Agreement;

                        (v) the Seller and the Purchaser's lender shall enter into an Intercreditor Agreement in substantially the form attached hereto as Exhibit F; and

                        (vi) the Seller shall execute and deliver to the Purchaser a Noncompetition Agreement in the form of Exhibit G; and

                        (vii) the Seller shall execute and deliver to the Purchaser a certificate (the "SELLER CLOSING CERTIFICATE") setting forth the representations and warranties of the Seller that (A) each of the representations and warranties made by the Seller in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by the Seller in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Section 4 has been satisfied in all respects.

                        (viii) the Purchaser shall execute and deliver to the Seller a certificate (the "PURCHASER CLOSING CERTIFICATE") setting forth the representations and warranties of the Purchaser that (A) each of the representations and warranties made by the Purchaser in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by the Purchaser in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Purchaser are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Section 5 have been satisfied in all respects.

        1.7 PRE-CLOSING MATTERS. From the date of this Agreement through the Closing Date, the Seller agrees to permit the Purchaser and its employees to have access to its premises and the source code of the Software, and grants to the Purchaser a limited license to modify the Software in accordance with the terms of the License Agreement and to make such changes and modifications to the Software, including the source code, as it may deem necessary or appropriate. The Purchaser shall retain any such modifications as its property regardless of whether the Closing occurs. The Seller agrees to indemnify and hold harmless the Purchaser, its officers, employees and directors from and against, and shall compensate and reimburse the

Purchaser for any damages or claims relating to or arising from the presence of the Purchaser's employees at the Seller's premises or the modifications to the source code or the Software made by the Purchaser's employees pursuant to this
Section 1.7, other than damages and claims arising from any willful misconduct or fraud. The Seller agrees to pay to the Purchaser a fee for any services performed by the Purchaser on behalf of the Seller or any client of the Seller prior to the Closing at the rates the Seller identified for similar services in the License Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

        The Seller represents and warrants, to and for the benefit of the Purchaser, as follows:

        2.1 DUE ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller is in good standing as a foreign corporation in each of the jurisdictions listed in
Part 2.1 of the Disclosure Schedule.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Seller has delivered to (or made available for inspection by) the Purchaser accurate and complete copies of: (i) the articles of incorporation and bylaws of the Seller, including all amendments thereto; and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Seller, the board of directors of the Seller and all committees of the board of directors of the Seller relating to the transactions contemplated herein.

        2.3 TITLE TO ASSETS. The Seller owns, and has good and valid title to, all of the Assets. All of the Assets are owned by the Seller free and clear of any Encumbrances. The Seller has never pledged any of the Assets to secure the performance or payment of any obligation or other Liability of any other Person.

        2.4 TANGIBLE ASSETS. Except as set forth in the Disclosure Schedule, the tangible assets included in the Assets constitute all equipment, hardware, modules, documentation and other tangible assets necessary for ownership, operation, modification, resale, sub-license, incorporation into other media and use of the Software.

        2.5 PROPRIETARY ASSETS.

                (a) Part 2.5 of the Disclosure Schedule identifies and provides a brief description of all Proprietary Assets owned or licensed by the Seller (except for any Proprietary Asset that is licensed to the Seller under any third party software license that (1) is generally available to the public, and (2) imposes no future monetary obligation on the Seller). The Seller has good and valid title to all of the Proprietary Assets identified in Part 2.5 of the Disclosure Schedule, free of any Encumbrances, or has a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets identified in Part 2.5 of the Disclosure Schedule. The Seller is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Proprietary Assets on an exclusive basis without the payment of additional fees (other than Proprietary Assets consisting of software licensed to the Seller under third party licenses generally available to the public, with respect to which the Seller's rights are not exclusive). The Proprietary Assets included in the Assets constitute all Proprietary Assets necessary for the ownership, operation, modification, resale, sub-license, incorporation into other media and use of the Software, including, without limitation, all licenses and/or source code of any software or intellectual property components of the Software and all modules and developmental components in existence based upon the Software. Part 2.5 of the Disclosure Schedule identifies any Proprietary Assets which are licensed from a third party and indicates whether such license may be freely assigned to the Purchaser pursuant to this Agreement.

                (b) The Seller has not disclosed or delivered the source code relating to the Software (the "SOURCE CODE"), or permitted to be disclosed or delivered the Source Code to any Person who can be reasonably expected to use or release the Source Code in a manner that would materially reduce the commercial value thereof to the Purchaser, and the Seller is not a party to any agreement which would require the Seller to disclose or release the Source Code to any party in the event of any breach.

                (c) Except as provided in the License Agreement, the Seller has not licensed any of the Proprietary Assets to any Person other than to customers through the sale of the BillTamer and NetTamer products, and the Seller has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the Proprietary Assets or to transact business in any market or geographical area or with any Person. The Seller has, and the Purchaser will acquire at the Closing, the right to use the names "BILLTAMER" and "NETTAMER" and variations thereof.

        2.6 THE ALLTEL AGREEMENT.

                (a) The Seller has delivered to the Purchaser an accurate and complete copy of the ALLTEL Agreement, including all amendments thereto. The ALLTEL Agreement is valid and in full force and effect.

                (b) The performance of the ALLTEL Agreement will not result in any violation of or failure to comply with any Legal Requirement.

                (c) To the best of the Seller's knowledge, ALLTEL Corporation will be willing to enter into negotiations consistent with the provisions of Sections 4.8 and 5.5.

                (d) Schedule 2.5 is an accurate description of the status of the ALLTEL Agreement.

        2.7 COMPLIANCE WITH LEGAL REQUIREMENTS. (a) The Seller is in full compliance with each Legal Requirement that is applicable to the sale or license of the Software; (b) the Seller has at all times been in full compliance with each Legal Requirement that is or was applicable to the conduct of its business relating to the Software or the ownership or use of any of the Assets; and (c) the Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding
(i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The Seller has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Seller has access that addresses or otherwise relates to the compliance of the Seller with, or the applicability to the Seller of, any Legal Requirement. To the best of the knowledge of the Seller, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller relating to the Assets or on the ability of the Seller to comply with or perform any covenant or obligation under this Agreement, or
(ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        2.8 GOVERNMENTAL AUTHORIZATIONS. No Governmental Authorizations are used in connection with the ownership, sale or license of the Software.

        2.9 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is a party have been duly authorized by all necessary action on the part of the Seller and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms.

        2.10 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.9 of the Disclosure Schedule or as contemplated by Sections 4.8 and 5.5, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the Assets, is subject;

                (b) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or

                (c) required any filing with or any notice to, or obtain any Consent from, any person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

        2.11 BROKERS. Except as set forth in Part 2.10 of the Disclosure Schedule, the Seller has not agreed or become obligated to pay, or has taken any action that will result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

        3.1 DUE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 3.1 of the Disclosure Schedule. The Purchaser is in good standing as a foreign corporation in each of the jurisdictions listed in Part 3.1 of the Disclosure Schedule.

        3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under each of the Transactional Agreements to which it is a party, and the execution and delivery by the Purchaser of each of the Transactional Agreements to which it is a party have been duly authorized by all necessary action on the part of the Purchaser and shareholders, its board of directors and its officers. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms.

        3.3 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser is subject.

        3.4 BROKERS. The Purchaser has not become obligated to pay, and has not taken any action that will result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

4. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

        The Purchaser's obligation to purchase the Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

        4.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing.

        4.2 PERFORMANCE OF OBLIGATIONS.

                (a) Each of the documents referred to in Section 1.6(b) to be executed by Seller and delivered to the Purchaser shall have been delivered to the Purchaser.

                (b) All of the covenants and obligations that the Seller is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

        4.3 CONSENTS. Each of the Consents required for transfer or assignment of the Assets shall have been obtained and shall be in full force and effect.

        4.4 ADDITIONAL DOCUMENTS. Purchaser shall have received such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Seller,
(ii) evidencing the compliance by the Seller with, or the performance by the Seller of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 4, or
(iv) otherwise facilitating the consummation or performance of any of the Transactions.

        4.5 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        4.6 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, any applicable Legal Requirement or Order.

        4.7 INVESTIGATION. The Purchaser shall have completed an investigation and review of the Assets and the Seller's business relating to the Software and shall be reasonably satisfied with the results of such investigation.

        4.8 AMENDMENT OF ALLTEL AGREEMENT. The Purchaser, the Seller and ALLTEL Corporation shall have entered into an amendment of the ALLTEL Agreement in form and substance reasonably satisfactory to the Purchaser and the Seller and providing for (i) the assumption by the Purchaser of the obligation to continue performance under the ALLTEL Agreement as provided therein and (ii) a release by ALLTEL Corporation of the Purchaser from any liabilities arising from or relating to any breach or failure by the Seller under any agreements by and between ALLTEL Corporation and the Seller.

        4.9 BTE EQUIPMENT, LLC. The Purchaser, the Seller and BTE Equipment, LLC, a subsidiary of Level 3 Communications, shall have entered into a mutually agreeable amendment and/or termination of the agreement by and between BTE Equipment and the Seller.

        4.10 RELEASE FROM LIENS. The Seller shall have obtained and delivered to the Purchaser a release of the Assets from any liens or encumbrances reasonably satisfactory to the Purchaser in form and substance.

5. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.

        The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

        5.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing as if made at the Closing.

        5.2 PERFORMANCE OF OBLIGATIONS.

                (a) Each of the documents referred to in Section 1.6(b) to be executed by the Purchaser and delivered to the Seller shall have been delivered to the Seller and the Purchaser shall have tendered the payment contemplated by
Section 1.6(b).

                (b) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

        5.3 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against the Seller, or against any Person affiliated with the Seller, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        5.4 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Seller or any Person affiliated with the Seller to suffer any adverse consequence under, any applicable Legal Requirement or Order.

        5.5 AMENDMENT OF ALLTEL AGREEMENT. The Purchaser, the Seller and ALLTEL Corporation shall have entered into an amendment of the ALLTEL Agreement in form and substance reasonably satisfactory to the Purchaser and the Seller and providing for (i) the assumption by the Purchaser of the obligation to continue performance under the ALLTEL Agreement as provided therein and (ii) a release by ALLTEL Corporation of the Seller of any further liabilities under the ALLTEL Agreement.

        5.6 BTE EQUIPMENT, LLC. The Purchaser, the Seller and BTE Equipment, LLC, a subsidiary of Level 3 Communications, shall have entered into a mutually agreeable amendment and/or termination of the agreement by and between BTE Equipment and the Seller.

        5.7 INTERCREDITOR AGREEMENT. The Seller shall have received from the Purchaser's lender evidence of such lender's agreement to subordinate any interest in the Assets by such lender to the Note and such lender's further agreement to delay any action against the Assets as collateral for any debt until such time as the Seller's lien on the Assets has been released, substantially in the form of the Intercreditor Agreement attached hereto as Exhibit F.

6. INDEMNIFICATION, ETC.

        6.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                (a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation): (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the dissolution of any party to this Agreement. All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for a period of two years from the date of Closing, with the exception of those representations and warranties of the Seller under Section 2.4, which shall remain in full force and effect and shall survive for a period of four years from the date of Closing.

                (b) The representations, warranties, covenants and obligations of the Seller, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, the Purchaser.

                (c) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation or warranty shall be deemed to have been given if the Purchaser, acting in good faith, delivers to the Seller a written notice stating that the Purchaser believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting the Purchaser's belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

        6.2 INDEMNIFICATION BY THE SELLER.

                (a) The Seller shall hold harmless and indemnify the Purchaser from and against, and shall compensate and reimburse the Purchaser for, any Damages that are directly or indirectly suffered or incurred by the Purchaser or to which the Purchaser may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                        (i) any Breach of any of the representations or warranties made by the Seller in this Agreement or in the Seller Closing Certificate or any of the other Transactional Agreements;

                        (ii) any claim arising or relating to actions or failure to act by the Seller prior to the date of this Agreement; or

                        (iii) any Breach of any covenant or obligation of the Seller contained in any of the Transactional Agreements.

                (b) The Seller shall not be required to make any indemnification payment pursuant to Section 6.2(a)(i) for any Breach of the representations and warranties made by it in this Agreement or in the Closing Certificate until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the Purchaser, or to which the Purchaser has otherwise become subject, exceeds $25,000. (If the total amount of such Damages exceeds $25,000, the Purchaser shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages in excess of $25,000.) Notwithstanding the foregoing, in no event shall the Seller be liable to the Purchaser for any obligations pursuant to this
Section 6.2 in an amount greater than the aggregate amount of the purchase price and royalty payments payable by the Purchaser pursuant to the terms of this Agreement.

        6.3 INDEMNIFICATION BY PURCHASER.

                (a) The Purchaser shall hold harmless and indemnify the Seller from and against, and shall compensate and reimburse the Seller for, any Damages that are directly or indirectly suffered or incurred by the Seller or to which the Seller may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any:

                        (i) any Breach of any representation or warranty made by the Purchaser in this Agreement or in the Purchaser Closing Certificate or any of the other Transactional Agreements;

                        (ii) any Breach of any covenant or obligation of the Purchaser contained in any of the Transactional Agreements; or

                        (iii) any failure on the part of the Purchaser to perform and discharge its obligations under Section 1.3 on a timely basis.

                (b) The Purchaser shall not be required to make any indemnification payment pursuant to Section 6.3(a)(i) for any Breach of the representations and warranties made by it in this Agreement or in the Closing Certificate until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the Seller, or to which the Seller has otherwise become subject, exceeds $25,000. (If the total amount of such Damages exceeds $25,000, the Seller shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages in excess of $25,000.) Notwithstanding the foregoing, in no event shall the Purchaser be liable to the Seller for any obligations pursuant to this Section 6.3 in an amount greater than the aggregate amount of the purchase price and royalty payments payable by the Purchaser pursuant to the terms of this Agreement.

        6.4 SETOFF. In addition to any rights of setoff or other rights that the Purchaser may have at common law or otherwise, the Purchaser shall have the right to withhold, recoup and deduct any sum that may be owed to the Purchaser under this Section 6 only from amounts due as ongoing royalty payments under
Section 1.3 of this Agreement. The Purchaser shall not exercise any right of setoff without providing 30 days prior written notice to the Seller of the dispute and the intent to exercise such right. During the 30-day period following the Purchaser's due notification of a dispute and intent to exercise a right of setoff, the Seller and the Purchaser shall each exercise their best efforts, including mediation if necessary, to settle and compromise the same, including any matters concerning the validity of claims made by the Purchaser, the potential damages, if any, such claims would result in for the Purchaser, the amount of any such damages the Seller would pay under this Section 6, and the form any such payment would take.

        6.5 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 6 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 6 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

7. CERTAIN POST-CLOSING COVENANTS.

        7.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

        7.2 PUBLICITY. The Seller shall ensure that, on and at all times after the Closing Date except to the extent required by law: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of the Seller without the Purchaser's prior written consent; (b) the Seller continues to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (c) the Seller keeps strictly confidential, and does not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the Purchaser or any affiliate of the Purchaser.

8. TERMINATION OF THE LICENSE AGREEMENT; MUTUAL RELEASE.

        8.1 TERMINATION. Each of the parties hereby agrees that, effective upon the Closing, this Agreement supercedes the License Agreement in all respects, and that, upon consummation of the Closing, the License Agreement will be hereby terminated, and shall be of no further force or effect.

        8.2 MUTUAL RELEASE. Effective upon consummation of the Closing, each of the parties agrees to the following mutual release:

                (a) RELEASE OF THE CLAIMS. Each party, for itself and for and on behalf of each of its predecessors and successors in interest, principals and assigns, does hereby remise, release and discharge, absolutely and forever, the other party and each of its predecessors and successors in interest, principals, agents, employees, subsidiaries, stockholders, affiliates and other entities and persons whether in control of, controlled by, under common control with or related to such party of and from any and all claims, causes of action, damages, judgments, losses or liabilities, whether known or unknown, suspected or unsuspected, of every kind and nature which now exist and/or heretofore have existed and/or hereafter may exist in the releasing Party's favor against any such person arising out of or relating or attributable to the License Agreement.

                (b) GENERAL RELEASE. Each party acknowledges that it is aware of and familiar with the provisions of Section 1542 of the Civil Code of California, which provides as follows:

                "1542. (General Release - Claims Extinguished) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each party acknowledges that it may hereafter discover facts in addition to or different from those which it knows or believes to be true with respect to the subject matter of the release set forth in Section 8.2(a) above, but that it is its intention to, and it does hereby, fully, finally and forever waive any and all rights and defenses as set forth in Section 8.2(a) above. In furtherance of such intention, each party WAIVES any and all rights it may have under Section 1542 of the Civil Code of California as well as the provisions of all comparable, equivalent or similar statutes and principles of common law of California or any other State or the United States, and acknowledges that this waiver is an essential and material term of the release herein and that the release herein given shall be and remain in effect as a full and complete general release, notwithstanding the subsequent discovery or existence of any such additional or different facts. Each party acknowledges and agrees that it has been fully advised by legal counsel of its choice and that it fully understands the nature and scope of the releases set forth in this Section 8.2.

                (c) NO ADMISSION OF LIABILITY. The releases contained herein do not constitute an admission of liability on the part of either party as to any matters whatsoever. The payment of any sums or the execution of this Agreement shall not be construed as an admission on the part of either party of any liability or wrongdoing whatsoever.

        Notwithstanding the foregoing, neither party releases the other from any claims pursuant to this Agreement or the transactions contemplated hereby.

9. MISCELLANEOUS PROVISIONS.

        9.1 FEES AND EXPENSES. Except as provided in Section 9.2, each party shall bear its own fees and expenses.

        9.2 ATTORNEYS' FEES. Except as otherwise provided in Section 1.3, if any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        9.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to the Purchaser:
               Lynch & Company, Inc.
               8500 Executive Park Avenue, Suite 110
               Fairfax, VA  22031
               Attn: Chief Financial Officer
               Facsimile: 703-560-4839

        if to the Seller:

               Emergent Information Technologies, Inc.
               4695 MacArthur Court, 8th Floor
               Newport Beach, CA  92660
               Attention:  Chief Operating Officer
               Facsimile:  (949) 756-9239

        9.4 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing (i) by mutual written agreement of the Purchaser and the Seller, (ii) by the Purchaser or the Seller upon written notice to the non-terminating party by the terminating party at any time after February 15, 2001 if the transactions contemplated hereby have not been consummated on or prior to such date due to a failure to satisfy any conditions precedent to Closing and such failure is not caused by a breach of this Agreement by the terminating party, or (iii) by the Purchaser or the Seller upon written notice to the non-terminating party by the terminating party at any time if the non-terminating party reasonably determines that the conditions precedent to Closing as set forth in Sections 4.8, 4.9, 5.5 and 5.6 cannot be satisfied. Upon termination pursuant hereto, this Agreement shall become void and of no further force or effect, and neither party shall have any liability to the other in connection therewith, except that the foregoing shall not relieve either party of any liability for breach of this Agreement.

        9.5 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        9.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        9.7 GOVERNING LAW; VENUE.

                (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Fairfax, Virginia or the City of Alexandria, Virginia.

        9.8 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST. This Agreement shall be binding upon: the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller, the Purchaser, and the respective successors and assigns (if any) of the foregoing. This Agreement may not be assigned by either party without the prior written consent of the other.

        9.9 WAIVER.

                (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9.10 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

        9.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        9.12 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof, including without limitation any agreements, whether written or verbal, in connection with the Software.

        9.13 KNOWLEDGE. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter or if a similarly situated Person would be expected to have acting reasonably in the performance of his, her or its duties.

        The parties to this Agreement have caused this Agreement to be executed and delivered as of January 11, 2001.

                                       EMERGENT INFORMATION TECHNOLOGIES, INC., a California corporation



                                       By:
                                           -------------------------------------
                                                                 , President
                                           ---------------------


                                       LYNCH & COMPANY, INC.,
                                       a Delaware corporation



                                       By:
                                           -------------------------------------
                                                                 , President
                                           ---------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        AGREEMENT. "AGREEMENT" shall mean the Asset Purchase Agreement to which this Exhibit A is attached, as it may be amended from time to time.

        BREACH. There shall be deemed to be a "BREACH" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "BREACH" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

        CLIENT SERVICES. "CLIENT SERVICES" shall mean those services utilizing the direct application of the Software that were contemplated by the License Agreement and provided by the Purchaser to its customers via consulting, outsourcing, service bureau and/or application usage arrangements.

        CONSENT. "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        DAMAGES. "DAMAGES" shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        GOVERNMENTAL AUTHORIZATION. "GOVERNMENTAL AUTHORIZATION" shall mean any:
(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body, in each case relating to the Assets and the Software.

        GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body, in each case relating to the Assets including without limitation the Software.

        LIABILITY. "LIABILITY" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        NET RECEIPTS. "NET RECEIPTS" shall mean amounts actually received by the Purchaser, less discounts, credits and returns, or a reasonable reserve for returns.

        ORDER. "ORDER" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

        PERSON. "PERSON" shall mean any individual, Entity or Governmental Body.

        PROCEEDING. "PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

        PROPRIETARY ASSET. "PROPRIETARY ASSET" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, copyright (whether registered or unregistered), copyright application, trade secret, know how, invention, design, drawing, technology, proprietary right or computer software, in each case owned by Seller and relating directly to the Software and the Assets.

        REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

        TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TRANSACTIONAL AGREEMENTS. "TRANSACTIONAL AGREEMENTS" shall mean: (a) the Agreement; (b) the Noncompetition Agreement referred to in Section 1.6; (c) the Note; and (d) the Closing Certificate.

        TRANSACTIONS. "TRANSACTIONS" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement; and (ii) the performance by the Seller and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transactional Agreements.

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT C

                              LICENSE AGREEMENT LOI

                                    EXHIBIT D

                               SECURITY AGREEMENT

                                    EXHIBIT E

                              ASSUMPTION AGREEMENT

                                    EXHIBIT F

                             INTERCREDITOR AGREEMENT

                                    EXHIBIT G

                            NONCOMPETITION AGREEMENT

                                   SCHEDULE 1

                           EXISTING PURCHASER CLIENTS

@Link Network, Inc.
BellSouth Long Distance, Inc.
CapRock Communications, Inc. (acquired by McLeodUSA Inc.)
Choice One Communications, Inc.
Excel Communications, Inc.
Focal Communications Corp.
Gabriel Communications, Inc.
Ionex Telecommunications, Inc.
LDMi Telecommunications, Inc.
Net2000 Communications Services, Inc.
PathNet Communications, Inc.
PSINET Inc.
Rhythms NetConnections, Inc.
Rivien Communications, Inc.
SITA/EQUANT




                                   Schedule 1